UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

PHOTOVOLTAIC SOLAR CELLS, INC.
(Name of Registrant as Specified In Its Charter)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PHOTOVOLTAIC SOLAR CELLS, INC.
c/o Sichenzia Ross Friedman Ference, LLP
61 Broadway, 32 Floor
New York, NY 10006

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE NOT REQUESTED TO SEND US A PROXY

December [__], 2010

NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF MAJORITY STOCKHOLDERS IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED NOVEMBER 29, 2010

This notice and the accompanying information statement is being furnished to the stockholders  of  Photovoltaic Solar Cells, Inc.., a Nevada corporation (the "Company" or "us"  or  "we"  or  "our"), with respect to a written consent to action received from  the  holders  of 83% of the issued and outstanding shares of the Company's Common  Stock  adopting  resolutions  approving the following corporate actions:

1.
To  effect a reverse split of the Company's issued and outstanding Common Stock  in  a  ratio of one (1) new share for every ten (10) shares issued and outstanding pursuant  to  section  78.2055  of  the  Nevada  Revised  Statutes;  and

2.	To amend and restate the Company's Articles of Incorporation, as set out in the Amended and Restated Articles of Incorporation annexed to and forming part of the information statement.

The  amendment  of the Company's Articles of Incorporation may have the effect of delaying,  deferring  or  preventing  a change in control of the Company without further vote or action by the stockholders and could adversely affect the voting and  other  rights  of  the  holders  of  our  Common  Stock.

Only Company stockholders of record on November 29, 2010 (“Record Date”) are entitled to receive this information statement.  The actions to be taken pursuant to the written consent shall take effect as follows:

(i)           The reverse split of our Common Stock shall take effect 21 days from the date the accompanying information statement is first mailed to our stockholders; and

(ii)           The amendment to our articles of incorporation shall take place upon the filing of the amended and restated articles of incorporation with the Nevada Secretary of State but in no event earlier than 21 days from the mailing of the accompanying information statement is first mailed to our stockholders.

Your vote or consent is not requested or required, and our Board of Directors is not soliciting your proxy.  Section  78.320 of the Nevada Revised Statutes and the Company's  Bylaws provide that any action required or permitted to be taken at a meeting  of  the  stockholders  may  be  taken without a meeting if stockholders holding at least a majority of the voting power sign a written consent approving the  action.  The written consent of a majority of the outstanding shares of our Common Stock is sufficient to approve these matters.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

By Order of the Board of Directors,

____________________________
Harvey Judkowitz, Chief Executive Officer

PHOTOVOLTAIC SOLAR CELLS, INC.
c/o Sichenzia Ross Friedman Ference, LLP
61 Broadway, 32 Floor
New York, NY 10006

INFORMATION STATEMENT

Date first mailed to stockholders:  [______], 2010

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

ABOUT THIS INFORMATION STATEMENT

INTRODUCTION

This information statement (the "Information Statement") has been filed with the Securities  and Exchange Commission (the "SEC") and is being mailed or otherwise furnished  to  the  registered  stockholders  of  Photovoltaic Solar Cells, Inc., a Nevada corporation  (the "Company," "we," or "us"), solely for the purpose of informing you,  as  one of our stockholders, in the manner required under Regulation 14(c) promulgated  under  the  Securities  Exchange  Act of 1934, as amended, that the holders  of  a  majority  of  the issued and outstanding shares of the Company's Common  Stock  (the  "Common  Stock")  have executed a written consent to action approving  certain  corporate  actions  described  herein.

The proposed corporate actions were approved by a joint consent of stockholder holding a majority of shares of Common Stock entitled to vote on the proposed actions and our Board of Directors on November 29, 2010.  In order to eliminate the costs and management time involved  in  holding  a  special  meeting,  and in order to effect the proposed amendment  as  quickly  as  possible, our Board of Directors resolved to proceed with  the  corporate  action  by  obtaining  a  written consent to action from a stockholder  holding  a  majority  of  the  voting  power  of  the Common Stock.

This Information Statement is dated [______], 2010 and is first being mailed to stockholders on or about [_____], 2010.  Only stockholders of record at November 29, 2010 (the "Record Date") are entitled to receive this Information Statement.

INFORMATION CONCERNING THE PROPOSED CORPORATE ACTIONS

The shareholders believe that it is advisable and in the best interests of the company and it shareholders to effect the Reverse Split and Increase of Authorized Shares in order to provide additional shares that could be issued for raising of additional equity capital or other financing activities, stock dividends or the exercise of stock options and to provide additional shares that could be issued in a reverse merger acquisition or other form of business combination and to better position the Company for future trading should a transaction be entered into and completed. The future issuance of additional shares of Common Stock on other than a pro rata basis to existing stockholders will dilute the ownership of the current stockholders, as well as their proportionate voting rights.

1.     PROPOSAL TO REVERSE SPLIT THE ISSUED AND OUTSTANDING COMMON SHARES

The  number  of  issued and outstanding shares of the Company’s Common Stock held  by  each  stockholder of record on the Effective Date (as defined below),  will  be  reverse  split  on  the  basis that ten (10) issued and outstanding  shares of Common Stock will become one (1) issued and outstanding share of  Common  Stock  without  a corresponding decrease of the number of authorized shares  of  Common  Stock  (the  "Reverse  Split").

The  Reverse  Split  will  not  affect  the number of shares of Common Stock the Company  is authorized to issue, but will simply reduce the number of issued and outstanding  shares  of  Common  Stock.  As of the Record Date, the Company had 50,000,000 shares of Common Stock authorized, of which 4,944,000 shares were issued and outstanding.   On the Effective Date, the number of issued and outstanding shares of Common Stock will be reduced to 494,400.

The  Reverse  Split  will  affect all of our stockholders uniformly and will not affect  any  stockholder's  proportionate  voting  power or percentage ownership interest  in the Company, except to the extent that the Reverse Split results in any  of  our  stockholders  owning  a  fractional  share.  In lieu of issuing
Fractional shares, the Company will round up any fractional shares to a full share of our Common Stock.

2.     PROPOSAL TO AMEND AND RESTATE THE ARTICLES OF INCORPORATION

After giving effect to the Reverse Split, stockholder holding a majority of our Common Stock entitled to vote on the proposed amendment, and our Board of Directors, have authorized an increase of our authorized shares to One Hundred Sixty Million (160,000,000) shares, consisting of: (i) One Hundred Fifty Million (150,000,000) shares of Common Stock; and (ii) Ten Million (10,000,000) shares of blank check preferred stock (“Increase in Authorized Shares”).   The Increase in Authorized Shares will take place on the Effective Date (as defined below).

A copy of the proposed Amended and Restated Articles of Incorporated is annexed to this Information Statement.

APPROVAL OF THE PROPOSED CORPORATE ACTIONS

Under section 78.2055 of the Nevada Revised Statute (“NRS”), the Board of Directors may decrease the number of  issued  and  outstanding  shares without decreasing the number of authorized shares  if:  (a)  the  board  of directors adopts a resolution setting forth the proposal  to  decrease  the number of issued and outstanding shares; and (b) the proposal  is  approved  by  the  vote  of stockholders holding a majority of the voting  power.

Under NRS 78.390, every amendment to the Company's Articles of Incorporation must first be adopted by a resolution of the Board of Directors and must then be approved by stockholders entitled to vote on any such amendment.  Under NRS 78.390  and  the  Company's  Bylaws, an affirmative vote by stockholders holding shares  entitling  them  to  exercise at least a majority of the voting power is sufficient  to  amend  the  Company's  Articles  of  Incorporation.

Pursuant  to  NRS 78.320, unless otherwise provided in the Company's Articles of Incorporation  or  the Bylaws, any action required or permitted to be taken at a meeting  of  the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a  majority  of  the  voting  power.  Under  NRS 78.320, an action authorized by written  consent  does not require a meeting of stockholders be called or notice thereof  to  be  given.

As of the Record Date, there were 4,944,000 shares of our Common Stock issued and outstanding that were entitled to vote on the proposed corporate actions.  On the Record Date, our Board of Directors and stockholders holding 4,100,000 common shares, or approximately 83% of the shares of Common Stock entitled to vote on the proposed corporate actions, voted in favor of the proposed corporation actions by written consent.  The Company has obtained all necessary corporate approvals in connection with the proposed corporate actions and your consent is not required and is not being solicited in connection with the approval of the corporate actions.  No vote or other action is requested or required on your part.

EFFECTIVE  DATE

The proposed corporate actions will become effective as follows:

(i)	Reverse Split	21 days from the date the Information Statement is first mailed to our stockholder

(ii)	Increase in
The date on which our amended and restated articles of incorporation are filed with the Nevada Secretary of State but in no event earlier than 21 days from the mailing of the accompanying information statement is first mailed to our stockholders.

DISSENTER'S  RIGHTS

Neither  the  Articles  of  Incorporation of the Company nor its Bylaws, nor the Nevada  Revised  Statutes  provide  for  dissenters'  rights  of  appraisal  in connection  with  the  aforementioned  resolutions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the shares of our common stock as of the Record Date by (i) each person who is known by us to be the beneficial owner of more than five percent (5%) of the issued and outstanding shares of our common stock, (ii) each of our directors and executive officers, and (iii) all directors and executive officers as a group.

This table is based upon information derived from our stock records. Unless otherwise subject to community property laws where applicable, we believe that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based upon 4,944,000 shares of pre-split Common Stock outstanding as of the Record Date.

	Common Stock
Name and Address of Beneficial Owner(1)	Shares	Shares Underlying Convertible Securities(2)	Total	Percent of Class(2)
Directors and named executive officers
Harvey Judkowitz	100,000	—	100,000	2.02%
Beneficial Owners of 5% or more
Waterford Capital Acquisition Co. IX, LLC	4,100,000	—	4,100,000	82.93%
Perkins Capital Management, Inc. (3)	550,000	—	550,000	11.12%

*	Less than one percent.

(1)
Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. Unless otherwise indicated, the address of the beneficial owner is 2815 Townsgate Road, Suite 100 Westlake Village, CA 91361

(2)
Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrant. There are 4,944,000 shares of common stock issued and outstanding as of November 29, 2010.

(3)	The address for this reporting person is 730 Lake St. E., Wayzata, MN 55391

EFFECTS OF PROPOSED CORPORATE ACTIONS

The following table summarizes the effects of the: (i) Reverse Split; and (ii) Increase in the Authorized Shares:

	Pre-Corporate Actions	Post-Corporate Actions*
Common Shares
Issued and Outstanding	4,944,000	494,400
Authorized	50,000,000	150,000,000

Preferred Shares
Issued and Outstanding	0	0
Authorized	10,000,000	10,000,000
__________________________________________
*Number of shares issued and outstanding are approximate as the figures do not take into account the rounding up of fractional shares.

POTENTIAL ANTI-TAKEOVER EFFECTS

The resolution being adopted and the amendment to the certificate of incorporation have the effect of increasing the proportion of unissued authorized shares to issued shares.  Under certain circumstances this may have an anti-takeover effect.   These  authorized  but unissued  shares could be used by the Company to oppose a hostile  takeover  attempt or to delay or prevent a change of control or changes in or removal of the Board of  Directors,  including a  transaction  that may be favored by a majority of our  stockholders  or in which our  stockholders  might receive a premium for their shares over then-current market prices or benefit in some other manner. For example, without further stockholder approval, the Board of Directors could issue and sell shares thereby diluting the stock ownership of a person seeking to effect a change in the composition of our board of directors or to propose or complete a tender offer or business combination involving us and potentially strategically placing shares with purchasers who would oppose such a change in the Board of Directors or such a transaction.

Although an increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have a potential anti-takeover effect, the amendment to our certificate of incorporation is not in response to any effort of which we are aware to accumulate the shares of our Common Stock or obtain control of the Company.  There are no plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

The Board of Directors does not intend to use the  consolidation  as a part  of or  first  step  in a  "going  private"  transaction  pursuant  to Rule 13e-3under the Securities Exchange Act of 1934, as amended.   Moreover, we are currently not engaged in any negotiations or otherwise have no specific plans to use the additional authorized shares for any acquisition, merger or consolidation.

By Order of the Board of Directors:
First Transaction Management, Inc.

By:_________________________ Harvey Judkowitz, Chief Executive Officer

December [__], 2010

Amended and Restated

Certificate of Incorporation

of

Photovoltaic Solar Cells, Inc.

AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF PHOTOVOLTAIC SOLAR CELLS, INC.

1.              NAME OF CORPORATION: The name  of  the  Corporation  is  Photovoltaic  Solar  Cells,  Inc.

2.              RESIDENT  AGENT:  Its registered office in the State of Nevada is located at 502  East  John  Street,  Carson  City, Nevada 89706. The name of its registered agent at that  address  is  CSC  Services  of  Nevada,  Inc.

3.              SHARES:  The  Corporation's  authorized  capital  consists  of One Hundred Fifty Million (150,000,000)  shares  of  common  stock  having  a par value of $.0001 per share ("Common Stock") and ten million (10,000,000) shares of preferred stock having a par  value  of  $.0001  per  share  ("Preferred  Stock").

Shares  of Preferred Stock of the Corporation may be issued from time to time in one  or  more  series,  each of which shall have such distinctive designation or title  as  shall  be  determined  by  the  Board of Directors of the Corporation ("Board  of  Directors")  prior to the issuance of any shares thereof. Preferred
Stock  shall  have such voting powers, full or limited, or no voting powers, and such  preferences  and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in  such  resolution  or  resolutions  providing  for the issue of such class or series  of  Preferred  Stock as may be adopted from time to time by the Board of Directors  prior to the issuance of any shares thereof. The number of authorized shares  of  Preferred  Stock  may  be  increased or decreased (but not below the number  of  shares  thereof  then  outstanding)  by  the affirmative vote of the holders  of a majority of the voting power of all the then outstanding shares of the  capital stock of the Corporation entitled to vote generally in the election of  the directors, voting together as a single class, without a separate vote of the  holders of the Preferred Stock, or any series thereof, unless a vote of any such  holders  is  required  pursuant  to  any  Preferred  Stock  Designation.

4.              GOVERNING  BOARD:  The  Governing  Board  shall  be styled as Directors. The personal  liability  of the directors of the Corporation is hereby eliminated to the  fullest  extent  permitted by Chapter 78 of the Nevada Revised Statutes, as the  same  may  be  amended  and  supplemented  hereafter.

5.              PURPOSE: The nature of the business of the Corporation and the objects of the purposes  to  be  transacted,  promoted,  or carried on by it are as follows: To engage  in  any  or  all  lawful  activities  for  which  corporations  may  be incorporated  under  the  corporation  laws  of  the  State  of  Nevada.

6.              EXISTENCE:  The  Corporation  is  to  have  perpetual  existence.

7.              PREEMPTIVE  RIGHTS  AND  CUMULATIVE  VOTING: Shareholders of the Corporation shall  not  have  preemptive  rights  or  cumulative  voting  rights.

IN  WITNESS WHEREOF, the undersigned have caused this Amended and Restatement Articles  of  Incorporation  of  Photovoltaic  Solar  Cells, Inc. to be executed  in  his above referenced capacities as of the [___]h day of [____], 2010.

________________________